THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF ITS ISSUANCE.

                                 PROMISSORY NOTE

$550,000.00                                                        March 9, 2000


     FOR VALUE RECEIVED, the undersigned, Unidigital, Inc., a Delaware corporation (the "Obligor"), hereby promises to pay to the order of Ehud Aloni (the "Holder"), the principal sum of Five Hundred Fifty Thousand Dollars ($550,000.00) payable as set forth below. The payments of principal hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

     This  Note  shall  be  subject  to  the  following   additional  terms  and
conditions:

     1.   Payments. Principal shall be payable in eleven (11) equal installments
          --------
          of $50,000.00 commencing on March 15, 2000 and continuing on the fifteenth (15th) day of each month thereafter until such time as the
          Note is paid in full. In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New York, such payment shall be or become due on the immediately preceding business day. In the event the Obligor fails to make any principal payment within fifteen (15) days of the date upon which such principal payment is due and payable, the Holder shall deliver written notice to the Obligor of such failure (the "Default Notice"). If such failure continues for a period of five (5) days after receipt of the Default Notice by the Obligor, then the Obligor shall be obligated to pay to the Holder a one-time lump sum penalty fee of $50,000.00 within fifteen (15) days of the Obligor's receipt of the Default Notice.

     2.   Restrictions on Transferability.  This Note may  not be transferred in
          -------------------------------
          any manner other than by will or by the laws of descent or distribution.

     3.   No Waiver. No failure or delay by the Holder in exercising any  right,
          ---------
          power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

     4.   Waiver  of Presentment and  Notice of  Dishonor.  The Obligor and  all
          -----------------------------------------------
          endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     5.   Place of Payment. All payments of principal of this Note shall be made
          ----------------
          at the home of the Holder, 377 West 11th Street, Apt. 3A, New York, New York 10014 or at such other place as the Holder may from time to time designate in writing.

     6.   Events of Default.  The entire unpaid principal  amount of this  Note,
          -----------------
          at the option of the Holder exercised by written notice to the Obligor, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

          a) if default shall be made in the due and punctual payment of the principal of this Note when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default shall have continued for a period of five (5) days after receipt of the Default Notice by the Obligor;

          b)   if the Obligor shall:

               (i) admit in writing its inability to pay its debts generally as they become due;

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

               (iii) make an assignment for the benefit of creditors;

               (iv) consent to the appointment of a receiver of the whole or any substantial part of his property;

               (v)   on  a  petition  in  bankruptcy  filed   against  him,   be
                     adjudicated a bankrupt; or

               (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

          c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of Obligor's property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; and

          d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control.

     7.   Remedies.  In case any one or more of the Events of  Default specified
          --------
          in Section 6 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce his rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

     8.   Severability.  In the event that one or more of the provisions of this
          ------------
          Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.   Governing Law. This Note and the rights and obligations of the Obligor
          -------------
          and the Holder shall be governed by and construed in accordance with the laws of the State of New York.

     10.  Representations of the Obligor.  The  execution and  delivery of  this
          ------------------------------
          Note has been duly authorized by all requisite corporate action by the Obligor. This Note constitutes the valid and legally binding obligation of the Obligor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting auditors rights generally and general principles of equity. The execution and delivery of this Note and the performance of the obligations hereunder will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, any contract, agreement or instrument to which the Obligor is a party.

                                  * * * * * * *

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

                                             UNIDIGITAL INC.


                                             By: /s/ William E. Dye
                                                --------------------------------
                                                Name:  William E. Dye
                                                Title:   Chief Executive Officer